UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: September 29, 2006

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2006, Monogram Biosciences, Inc. entered into a Credit and Security Agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Merrill”). The Credit and Security Agreement (the “Agreement) provides Monogram with a $10 million revolving credit line and grants Merrill a security interest over certain of Monogram’s assets, including its accounts, intellectual property used or held for use in connection with Monogram’s oncology testing business, and its inventory. The Agreement has a term expiring in March 2010.

Amounts borrowed under the Agreement will bear interest at a rate per annum equal to a published LIBOR rate plus 4.75%. Amounts borrowed under the revolving credit line are repaid as Monogram receives payment on its outstanding accounts receivable. The Agreement also provides for the payment by Monogram of an unused line fee, a collateral fee, a commitment fee and, in certain circumstances, a deferred commitment fee.

Under the terms of the Agreement, Monogram is prohibited from incurring certain types of indebtedness and certain liens on its assets. Monogram is also subject to certain other affirmative and negative covenants as set forth in the Agreement. An event of default under the note will occur if, among other things, Monogram: is delinquent in making payments of principal, interest or fees on the revolving credit line; fails, following notice, to cure a breach of a covenant under the Agreement; a representation or warranty under the Agreement is materially inaccurate; certain liquidation or bankruptcy proceedings are commenced or certain orders are granted against Monogram; the security interests granted by Monogram in favor or Merrill, fail, in certain circumstances, to constitute valid security interests; or an acceleration event occurs under certain types of Monogram’s other secured indebtedness outstanding from time to time.

As of September 29, 2006, approximately $5 million was outstanding under the revolving credit line.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2006, Monogram entered into a Credit and Security Agreement with Merrill. The description of the Credit and Security Agreement is hereby incorporated in its entirety by reference to Item 1.01 above.

A copy of the Credit and Security Agreement will be filed with the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: October 3, 2006		Kathy L. Hibbs
Vice President, General Counsel